Exhibit 5.3

KUTAK ROCK LLP SUITE 400 THE BREWER BUILDING 234 EAST MILLSAP ROAD FAYETTEVILLE, ARKANSAS 72703-4099 479-973-4200 FACSIMILE 479-973-0007 www.kutakrock.com	ATLANTA CHICAGO DENVER DES MOINES IRVINE KANSAS CITY LITTLE ROCK LOS ANGELES OKLAHOMA CITY OMAHA PHILADELPHIA RICHMOND SCOTTSDALE WASHINGTON WICHITA
March 21, 2012

TAMERON C. BISHOP tameron.bishop@kutakrock.com (479) 973-4200

CHS/Community Health Services, Inc.

400 Meridian Blvd.

Franklin, TN 37067

Re:	Arkansas Guarantors- 8.000% Senior Notes Due 2019

issued by CHS/Community Health Systems, Inc. pursuant

to the Indenture dated November 22, 2011

Ladies and Gentlemen:

We have acted as special Arkansas counsel to (i) Forrest City Arkansas Hospital Company, LLC, an Arkansas limited liability company, (ii) Forrest City Hospital Corporation, an Arkansas corporation, (iii) MCSA, L.L.C., an Arkansas limited liability company, (iv) Phillips Hospital Corporation, an Arkansas corporation, (v) QHG of Springdale, Inc., an Arkansas corporation, and (vi) Triad-El Dorado, Inc., an Arkansas corporation (collectively, the “Arkansas Guarantors”, and individually, each an “Arkansas Guarantor”) in connection with the Arkansas Guarantors’ proposed guarantees, along with other guarantors under the Indenture, of up to $2,000,000,000 of 8.000% Senior Notes Due 2019 (the “Exchange Securities”) of CHS/Community Health Systems, Inc., a Delaware corporation (the “Company”)(such guarantees, the “Exchange Guarantees”). The Exchange Securities are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Company’s outstanding $2,000,000,000 of 8.000% Senior Notes Due 2019 (the “Initial Securities”) which have not been, and will not be, so registered. In connection with the transaction, the Company and the Guarantors have prepared a registration statement on Form S-4 to be filed with the Securities and Exchange Commission on or about March 21, 2012 (the “Registration Statement”) for the purpose of registering the Exchange Notes and the Exchange Guarantees under the Securities Act.

The Initial Securities have been, and the Exchange Securities will be, issued pursuant to that certain Indenture dated as of November 22, 2011 (the “Indenture”), between the Company, its parent corporation, Community Health Systems, Inc., a Delaware corporation, those Subsidiary Guarantors (as defined therein) parties to the Indenture and U.S. Bank National Association, as trustee.

Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Indenture. With your permission, all factual assumptions and factual

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statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have examined the following:

(a) the Registration Statement;

(b) the prospectus contained in the Registration Statement (the “Prospectus”)

(c) the Indenture;

(d) the Exchange Securities in the form included in the Indenture as Exhibit A;

(e) the terms of the Exchange Guarantees as contained in Article 10 of the Indenture; and

(f) the organizational documents and instruments of the Arkansas Guarantors described on Exhibit A hereto (the “Organizational Documents”)

In providing the opinions herein, we have made the following assumptions, which we have not independently verified or established and on which we express no opinion:

(a) We have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties, the authenticity and completeness of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. Specifically, we have assumed that the Organizational Documents, which were provided to us by the Company, were, to the extent applicable, properly executed by persons having legal capacity and, if signing on behalf of an entity, being duly authorized and not acting under fraud or duress, and that such copies represent true and complete copies of each such document and all amendments, additions, or modifications thereto. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and others, and assume compliance on the part of all parties to the Indenture with their covenants and agreements contained therein.

(b) We have assumed no fraud, bad faith, duress or mutual mistake of fact exists with relation to the execution, acknowledgement, delivery, recordation, or filing of any of the Organizational Documents, Indenture or any documents or instruments related thereto.

(c) To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Indenture, other than the Arkansas Guarantors, have the requisite

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organizational power and authority to enter into and perform such documents and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such other parties.

(d) That there are no written or oral terms and conditions agreed to by and between the parties to the Indenture or any documents related thereto, and no course of prior dealings between the parties that could vary or be deemed to vary the truth, completeness, correctness or validity of the Indenture in any material manner or which would have an effect on the opinions rendered herein.

Based upon the foregoing and subject to the following it is our opinion that:

1. Based solely on the Organizational Documents, each Arkansas Guarantor is validly existing under the laws of Arkansas.

2. Each Arkansas Guarantor has the requisite corporate or limited liability company, as applicable, power and authority to execute and deliver the Indenture and to guarantee the “Guaranteed Obligations” (as defined in Section 10.01 of the Indenture).

3. Each Arkansas Guarantor has taken all necessary corporate or limited liability company action, as applicable, to duly authorize the execution and delivery of the Indenture and to guarantee the Guaranteed Obligations.

The opinions set forth above are subject to the following qualifications and limitations:

(a) We express no opinion as to the enforceability of the Indenture in accordance with its terms except to opine as to the authority of the Arkansas Guarantors to enter into such document and agreements related thereto, as specifically provided herein.

(b) We express no opinion regarding the application of federal or state securities laws to the transactions contemplated in the Indenture;

(c) We express no opinion regarding the effect of fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors.

Our opinions are limited to the laws of the State of Arkansas, and we do not express any opinion concerning any other law or governmental authority.

These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. These opinions are limited to the matters set forth herein, and no opinion may be inferred or is implied beyond the matters expressly contained herein.

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March 21, 2012

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. Kirkland & Ellis LLP, legal counsel to the Company and each of the Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by Arkansas law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

The opinions expressed herein are solely for the benefit of Kirkland & Ellis LLP and may not be relied on in any manner or for any purpose by any other person or entity.

Sincerely,

/s/ Tameron C. Bishop
Tameron C. Bishop

KUTAK ROCK LLP

March 21, 2012

EXHIBIT A

TO

OPINION OF ARKANSAS COUNSEL

Organizational Documents

1.	Forrest City Arkansas Hospital Company, LLC, an Arkansas limited liability company

A.	Articles of Organization, filed with the Arkansas Secretary of State January 31, 2006 and certified by the Arkansas Secretary of State as of October 27, 2011;

B.	Operating Agreement dated January 31, 2006;

C.	First Amendment to Operating Agreement dated April 19, 2006;

D.	Resolutions of the Sole Member dated March 2, 2012; and

E.	Good Standing Certificate issued by the Arkansas Secretary of State January 25, 2012

2.	Forrest City Hospital Corporation, an Arkansas corporation

A.	Articles of Incorporation, filed with the Arkansas Secretary of State January 31, 2006 and certified by the Arkansas Secretary of State as of October 27, 2011;

B.	Bylaws dated January 31, 2006;

C.	Resolutions of the Board of Directors dated March 2, 2012; and

D.	Good Standing Certificate issued by the Arkansas Secretary of State January 25, 2012

3.	MCSA, L.L.C., an Arkansas limited liability company

A.	Articles of Organization, dated as of February 23, 1996 and certified by the Arkansas Secretary of State as of October 27, 2011;

B.	Third Amended And Restated Limited Liability Company Agreement dated April 1, 2009;

C.	Resolutions of the Board of Directors dated March 2, 2012; and

D.	Good Standing Certificate issued by the Arkansas Secretary of State January 25, 2012

4.	Phillips Hospital Corporation, an Arkansas corporation

A.	Articles of Incorporation, dated January 23, 2002 and certified by the Arkansas Secretary of State as of October 27, 2011;

B.	Bylaws dated January 31, 2006;

C.	Resolutions of the Board of Directors dated March 2, 2012; and

D.	Good Standing Certificate issued by the Arkansas Secretary of State January 25, 2012

5.	QHG of Springdale, Inc., an Arkansas corporation

A.	Articles of Incorporation, dated October 1, 1998 and certified by the Arkansas Secretary of State as of October 27, 2011;

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B.	Undated Bylaws consisting of thirteen pages and delivered by the Company via email on March 14, 2012;

C.	Resolutions of the Board of Directors dated March 2, 2012; and

D.	Good Standing Certificate issued by the Arkansas Secretary of State January 25, 2012

6.	Triad-El Dorado, Inc., an Arkansas corporation

A.	Articles of Incorporation, dated January 25, 1996, as amended May 7, 1999, and certified by the Arkansas Secretary of State as of October 27, 2011;

B.	Bylaws dated November 30, 1999;

C.	Resolutions of the Board of Directors dated March 2, 2012; and

D.	Good Standing Certificate issued by the Arkansas Secretary of State January 25, 2012